UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2018, the Board of Directors (the “Board”) of Boingo Wireless, Inc. (the “Company”), based on the recommendation of the Board’s Nominating and Corporate Governance Committee, authorized and approved (i) an increase in the number of members of the Board from seven to eight members and (ii) the appointment of Michele Choka as a member of the Board and to the Compensation and Audit Committees, effective immediately. Ms. Choka’s term will expire at the 2019 annual meeting of stockholders. The Company issued a press release announcing the appointment of Ms. Choka.  A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Ms. Choka is currently Vice President, Human Resources at HighPoint Resources, a successor to the Bill Barret Corporation, a development and exploratory property company, a position she has held since August 2010. Ms. Choka previously was employed at Level 3 Communications, Inc., an international communications company, starting in 2006 and ultimately as Group Vice President of Human Resources up to January 2010. Ms. Choka was also previously employed at Sun Microsystems, Inc., a computer networking company, in a variety of positions, and held senior human resource and compensation positions at Storage Technology Corporation, a data management and storage company; Electronic Data Systems Corporation, a global technology services company; and JP Morgan, a global financial services firm. Ms. Choka also served as a member of the board of directors and the various committees of Callidus Software Inc., a publicly-traded cloud-based software company, from September 2005 until February 2017. Ms. Choka holds a B.A. in East Asian Studies and Economics from Wesleyan University.

The Company’s non-employee director compensation program for fiscal 2018 provides for an annual cash retainer of $43,000 for service on the Board, payable in four equal quarterly installments, and on a pro-rata basis for service during any portion of a quarter.  Additionally, the Company’s non-employee director compensation program provides for an initial award of restricted stock units (the “RSU Award”) for that number of shares of common stock equal to the quotient obtained by dividing $200,000 by the average of the closing sales price of the Company’s common stock for the five consecutive trading days prior to the date of grant (rounded down to the next whole number of shares).  Under this program and subject to certain exceptions, the RSU Award will be granted on the first Tuesday of March. The RSU Award will vest 33 1/3% per year over a three-year period of continuous service and is subject to accelerated vesting in the event of a change of control, termination in service or the Company’s first regular meeting of stockholders that occurs in 2021. The RSU Award is subject to the terms and conditions of the Company’s 2011 Equity Incentive Plan and a Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement in the form previously approved by the Board and filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2017, as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and is incorporated herein by reference.

The Company also entered into an Indemnification Agreement with Ms. Choka. The Indemnification Agreement provides for indemnification and advancement of litigation and other expenses to Ms. Choka to the fullest extent permitted by law for claims relating to her service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the SEC on March 21, 2011 as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference.

There are no family relationships between Ms. Choka and any of the Company’s directors or executive officers and Ms. Choka does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings by which Ms. Choka was named a director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the Securities and Exchange Commission on August 4, 2017).

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 21, 2011).
99.1	Press Release issued by the Company on December 17, 2018 announcing the appointment of Michele Choka to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: December 17, 2018	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer